EXHIBIT 10.1

EXECUTION VERSION

WELLS FARGO BANK, NATIONAL ASSOCIATION WELLS FARGO SECURITIES, LLC 550 S. Tryon Street Charlotte, NC 28202	JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, NY 10179
GOLDMAN SACHS BANK USA 200 West Street New York, NY 10282	BANK OF AMERICA, N.A. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED One Bryant Park New York, NY 10036

CONFIDENTIAL
January 14, 2019
Greif, Inc.
425 Winter Road
Delaware, OH 43015

Attention: David Lloyd
Vice President, Corporate Controller and Treasurer
Re:    Project Peach Amended and Restated Commitment Letter
$1,200.0 Million Senior Secured Term Loan A Facility
$1,073.75 Million Senior Secured Backstop Credit Facilities
$700.0 Million Senior Bridge Facility
Ladies and Gentlemen:
Reference is hereby made to that certain Commitment Letter dated as of December 20, 2018 (the “Original Commitment Letter” and the date of the Original Commitment Letter, the “Original Commitment Date”), by and among you, Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), JPMorgan Chase Bank, N.A. (“JPMorgan”) and Goldman Sachs Bank USA (“GS”). The Original Commitment Letter is hereby amended and restated in its entirety as follows.
You have advised Wells Fargo Bank, Wells Fargo Securities, JPMorgan, GS, Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its designated affiliates, “MLPFS” and, together with Wells Fargo Bank, Wells Fargo Securities, JPMorgan, GS and Bank of America, the “Lead Commitment Parties” or “we” or “us”), Citizens Bank, N.A. (“Citizens Bank”), Coöperatieve Rabobank U.A., New York Branch (“Rabobank”), ING Bank N.V., Dublin Branch (“ING Bank”), MUFG (as defined below), The Toronto-Dominion Bank, New York Branch (“TD Bank”) and U.S. Bank National Association (“U.S. Bank” and, together with the Lead Commitment Parties, Citizens Bank, Rabobank, ING Bank, MUFG and TD Bank, the “Commitment Parties”) that Greif, Inc., a Delaware corporation (the “Parent Borrower” or “you”) seeks financing to fund the purchase price for the proposed acquisition (the “Acquisition”) of all the equity interests of a company previously identified to the Commitment Parties and code named “Peach” (the “Acquired Company”) from the existing equity holders of the Acquired Company (the “Seller”) pursuant to an agreement and plan of merger among the Acquired Company, Greif Packaging LLC, a Delaware limited liability company, Greif USA II LLC, a Delaware limited liability company, and Seller’s representative party thereto (the “Acquisition Agreement”). “MUFG” means, collectively, MUFG Bank, Ltd., MUFG Union Bank, N.A., MUFG Securities Americas Inc. and/or any of their affiliates as may be appropriate to provide the services contemplated herein; provided, that for all purposes hereunder (including, but not limited to, in connection with any Fee Letters (as defined below) delivered in connection herewith), and unless otherwise indicated

herein, MUFG shall be considered a single Co-Manager (as defined herein), a single Initial Lender (as defined herein) and a single Initial Bridge Lender (as defined herein) and MUFG shall not be entitled to any greater number of titles or fees (including, but not limited to, fees allocated to the Initial Lenders and the Initial Bridge Lenders) than any other Commitment Party with similar commitments hereunder.
You have further advised the Commitment Parties that the total funds needed to (a) finance the Acquisition, (b) refinance certain existing indebtedness of the Parent Borrower and its subsidiaries and/or the Acquired Company and its subsidiaries, including the Acquired Company’s existing credit agreement dated as of May 1 2013, as amended, and the Acquired Company’s existing ABL credit agreement dated as of May 1, 2013, as amended (such refinancings, collectively, the “Refinancing”) and (c) pay fees, commissions and expenses in connection with the Transactions (as defined below) will consist of:
(i) either (x) the utilization of an additional $199.0 million of Revolving Credit Loans (as defined in the Existing Credit Agreement (as defined below)) under the Existing Credit Agreement (as defined below) to finance the Acquisition (such utilization being the “Existing Credit Agreement Acquisition Draw”) or (y) in the event that the Backstopped Amendments (as defined below) are not obtained on or prior to the Closing Date, the utilization of $199.0 million of revolving credit loans under the New Senior Credit Facilities (as defined below) to finance the Acquisition (such amount to be, for the avoidance of doubt, in addition to the amount of Revolving Credit Loans under the Existing Credit Agreement that have been refinanced under the New Senior Credit Facilities);
(ii)    a senior secured term loan A facility of $1,200.0 million to the Parent Borrower (the “Incremental Term Loan A Facility”), as described in the Summary of Proposed Terms and Conditions attached hereto as Annex A (the “Bank Term Sheet”); and
(iii)    the issuance and sale by the Parent Borrower of senior unsecured notes (the “Notes”) in a Rule 144A or other private placement on or prior to the Closing Date (as defined below) yielding up to $700.0 million in gross cash proceeds on or prior to the Closing Date (as defined below) or, in the event the Notes are not issued at or prior to the time the Transactions (as defined below) are consummated, borrowings by the Parent Borrower of up to $700.0 million, minus the aggregate principal amount of the Notes, if any, issued on or prior to the Closing Date (including pursuant to an escrow arrangement), under a senior unsecured credit facility (the “Bridge Facility” and, together with the Senior Credit Facilities (as defined below), the “Facilities”) as described in the Summary of Proposed Terms and Conditions attached hereto as Annex B (the “Bridge Term Sheet” and, together with the Bank Term Sheet, the “Term Sheets”) of which $250.0 million will be utilized to redeem the Parent Borrower’s 7-3/4% Senior Notes due 2019 (the “2019 Notes Redemption”).
In connection with the foregoing, you have further advised the Commitment Parties that you wish to obtain an amendment (which may be in the form of individual amendments and/or an amendment and restatement) of your existing Credit Agreement dated as of November 3, 2016 (the “Existing Credit Agreement”), among the Parent Borrower, Greif International Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands with statutory seat in Amstelveen, the Netherlands and registered with the Dutch trade register under number 33065401 (“Greif International Holding”), Greif JART S.à.r.l., a Luxembourg private limited liability company (société à responsabilité limitée), organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 206375 (“Greif JART”), Grief Luxembourg Holding S.à.r.l., a Luxembourg private limited liability company (société à responsabilité limitée), organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 206851 (“Greif Luxembourg” and, together with the Parent Borrower, Greif International Holding and Greif JART, collectively, the “Borrowers” and each, a “Borrower”) and certain other wholly-owned subsidiaries of the Parent Borrower from time to time party thereto, each of Wells Fargo Bank, JPMorgan, Bank of America, Citizens Bank, Rabobank, ING Bank, MUFG, TD Bank and U.S. Bank, as lenders (in such capacities, collectively, the “Consenting Lenders” and each, individually, a “Consenting Lender”), each other lender from time to time party thereto and

JPMorgan, as administrative agent and L/C issuer, in the manner required by the Existing Credit Agreement, to permit and/or provide for (a) the consummation of the Acquisition, (b) the continuation of the aggregate principal amount of Revolving Credit Loans (as defined in the Existing Credit Agreement) and the Term Loans (as defined in the Existing Credit Agreement), in each case outstanding as of the Closing Date, (c) the Existing Credit Agreement Acquisition Draw with the only conditions applicable to such Existing Credit Agreement Acquisition Draw being the Funds Certain Conditions (as defined in the Bank Term Sheet), (d) the incurrence of the Incremental Term Loan A Facility thereunder, (e) the issuance and sale of the Notes and the establishment of the Bridge Facility, (f) modifications to the financial maintenance covenant ratio and the negative covenants as more fully described in the Bank Term Sheet, (g) the 2019 Notes Redemption, (h) the increase in the aggregate amount of the subfacility for the issuance of letters of credit as more fully described in the Bank Term Sheet and (i) such other changes to the Existing Credit Agreement as more fully described in the Bank Term Sheet as “Best Efforts Amendments” (the amendments described in clauses (a) through (h), collectively, the “Backstopped Amendments”; the amendments described in clause (i), the “Best Efforts Amendments”; the Backstopped Amendments and the Best Efforts Amendments, collectively, the “Amendments”).
In the event that the Backstopped Amendments are not obtained on or prior to the Closing Date, the Parent Borrower will obtain senior secured credit facilities consisting of (a) a senior secured revolving credit facility in an aggregate amount equal to the aggregate Revolving Credit Commitments (as defined in the Existing Credit Agreement) outstanding immediately prior to the Closing Date (but, in any event, not to exceed $800.0 million) (the “Revolving Credit Facility”), (b) a senior secured term loan A facility in an aggregate principal amount equal to the aggregate principal amount of Term Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Closing Date (but, in any event, not to exceed $273.75 million) (the “New Term Loan A-1 Facility”) and (c) the Incremental Term Loan A Facility (in such circumstances, the “New Term Loan A-2 Facility” and, together with the Revolving Credit Facility and the New Term Loan A-1 Facility, the “New Senior Credit Facilities”), having the terms set forth in the Bank Term Sheet, and shall use a portion of the proceeds thereof to repay in full all indebtedness, and terminate all commitments, guarantees and security interests, under the Existing Credit Agreement (the “Existing Credit Agreement Replacement”).
This letter, including the Term Sheets and the Conditions Annex attached hereto as Annex C (the “Conditions Annex”), is hereinafter referred to as the “Commitment Letter”. For purposes of this Commitment Letter (except as otherwise set forth herein or in the Term Sheets), the term “Senior Credit Facilities” shall mean (x) in the event that the Backstopped Amendments are obtained on or prior to the Closing Date, the Incremental Term Loan A Facility and (y) in the event that the Backstopped Amendments are not obtained on or prior to the Closing Date, the New Senior Credit Facilities. As used herein, the term “Transactions” means, collectively, the Acquisition, the Refinancing, the initial borrowings and other continuations or extensions of credit under the Senior Credit Facilities on the Closing Date, the issuance of the Notes on or prior to the Closing Date and/or the borrowings under the Bridge Facility on the Closing Date (as applicable), the arrangement of the Amendments, the Existing Credit Agreement Replacement (if necessary) and the payment of fees, commissions and expenses in connection with each of the foregoing. The date on which the Senior Credit Facilities are closed and the Acquisition is consummated is referred to as the “Closing Date”. Except as the context otherwise requires, references to the “Borrower and its subsidiaries” will include the Acquired Company and its subsidiaries after giving effect to the Acquisition.
1.Commitments; Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Commitment Letter, in the amended and restated fee letter dated the date hereof from the Lead Commitment Parties to you (the “A&R Fee Letter”) and in each of the other letters delivered by one or more of the Commitment Parties to you in connection with the transactions contemplated by this Commitment Letter (including that certain bridge fee letter between the Commitment Parties and you, the “Bridge Fee Letter”, collectively, with the A&R Fee Letter, the “Fee Letters”), (a) Wells Fargo Bank, JPMorgan, GS and Bank of America is pleased to advise you of their respective commitments to provide to the Parent Borrower 100% of the principal amount of (i) the Incremental Term Loan A or (ii) the New Senior Credit Facilities, as applicable (the “Bank Commitment”) (b) Wells Fargo Bank, JPMorgan, GS, Bank of America, Citizens Bank, Rabobank, ING Bank, MUFG, TD Bank and U.S. Bank is pleased to advise you of their respective commitments to provide to the Parent Borrower 100% of the principal amount of the Bridge Facility (the “Bridge Commitment” and, together with the Bank Commitment, the “Lending Commitments”) and (c) each Consenting Lender, in its capacity as an Existing Lender under the Existing Credit Agreement, is pleased to advise you of its commitment to consent to the Backstopped Amendments (such commitment, together with the

Lending Commitments, the “Commitments”). Wells Fargo Bank, JPMorgan, GS, Bank of America, Citizens Bank, Rabobank, ING Bank, MUFG, TD Bank and U.S. Bank are referred to herein, collectively, as the “Initial Lenders” and, individually, as an “Initial Lender”, with Wells Fargo Bank, JPMorgan, GS and Bank of America, in their capacities as the Initial Lenders of the Bank Commitment being herein called, collectively, the “Initial Bank Lenders” and, individually, an “Initial Bank Lender” and Wells Fargo Bank, JPMorgan, GS, Bank of America, Citizens Bank, Rabobank, ING Bank, MUFG, TD Bank and U.S. Bank in their capacities as the Initial Lenders of the Bridge Commitment being herein called, collectively, the “Initial Bridge Lenders” and, individually, an “Initial Bridge Lender.” Each of the Bank Commitment and the Bridge Commitment will be allocated among the Initial Bank Lenders and the Initial Bridge Lenders, respectively, as set forth on Schedule 1 hereto. The commitments hereunder of each Initial Lender shall be several and not joint.

In addition to the foregoing, the Lead Commitment Parties will use their commercially reasonable efforts to obtain any additional requisite consents for the Amendments. It is understood and agreed that, except as expressly provided herein, this Commitment Letter shall not be construed to impose any obligation upon the Commitment Parties or any of their respective affiliates to ensure that the Best Efforts Amendments will become effective.
2.Titles and Roles. Each of Wells Fargo Securities, JPMorgan, GS and MLPFS, acting alone or through or with affiliates selected by it, will act as a joint bookrunner and a joint lead arranger (each in such capacities, a “Lead Arranger” and, collectively, the “Lead Arrangers”) in arranging and syndicating the Facilities and the Amendments; provided, however, that Wells Fargo Securities will have the “left” and “highest” placement in any and all marketing materials or other documentation used in connection with the Facilities and the Amendments and shall hold the leading role and responsibilities conventionally associated with such placement, including maintaining sole physical books for the Facilities and the Amendments. JPMorgan will continue to act as the sole administrative agent under the Existing Credit Agreement (as amended by the Amendments) or, if the Backstopped Amendments are not obtained on or prior to the Closing Date, will act as the sole administrative agent for the Senior Credit Facilities (in each case, in such capacity, the “Bank Administrative Agent”), and Wells Fargo Bank will act as the sole administrative agent (in such capacity, the “Bridge Administrative Agent” and, together with the Bank Administrative Agent, the “Administrative Agents”) for the Bridge Facility. Citizens Bank, Rabobank, ING Bank, MUFG, TD Bank and U.S. Bank, acting alone or through or with affiliates selected by it, will act as co-managers (in such capacities, collectively, the “Co-Managers” and each, individually, a “Co-Manager”) with respect to the Bridge Facility. No additional agents, co-agents, arrangers, co-managers or bookrunners will be appointed and no other titles will be awarded and no other compensation will be paid (other than compensation expressly contemplated by this Commitment Letter and the Fee Letters) unless you and we shall agree in writing; provided that the Lead Arrangers shall have the right, in consultation with you, to award titles to other co-agents, arrangers or bookrunners who are Lenders (as defined below) that provide (or whose affiliates provide) commitments in respect of one or more of the Facilities (it being further agreed that (x) each of the parties hereto shall execute a revised version of this Commitment Letter or an amendment or joinder hereto to reflect the commitment or commitments of any such institution (or its affiliate) (and the reduction of the Lending Commitments of the Initial Lenders on a ratable basis by the amount of the commitments of such institution (or its affiliate)) and (y) no other agent, co-agent, arranger or bookrunner (other than the Lead Arrangers) will have rights in respect of the management of the syndication of the Facilities (including, without limitation, in respect of “market flex” rights under the A&R Fee Letter, over which the Lead Arrangers will have sole control)); provided further that it is agreed that any Co-Manager may be named a co-documentation agent by the Joint Lead Arrangers with respect to the Facilities upon such Co-Manager’s commitment to provide at least $150.0 Million of the Bank Commitment.

3.Conditions to Commitment. The Commitments and undertakings of the Commitment Parties hereunder are subject solely to the satisfaction of the conditions precedent set forth in the Conditions Annex; it being understood that there are no conditions (implied or otherwise) including compliance with the terms of this Commitment Letter, the Fee Letters and the Financing Documentation, to the commitment hereunder, or to the availability and initial funding of the Facilities, other than those conditions that are expressly stated in the Conditions Annex to be conditions to the initial funding of the Facilities on the Closing Date (and upon satisfaction or waiver by the Lead Arrangers of such conditions, the initial funding under the Facilities shall occur).

Notwithstanding anything in this Commitment Letter, the Fee Letters or the Financing Documentation (as defined in the Conditions Annex) or any other letter agreement or other undertaking concerning the Facilities or the financing of the Transactions to the contrary, (a) the only representations relating to the Acquired Company, the Parent Borrower and their respective subsidiaries and their respective businesses the accuracy of which shall be a condition to the availability of the Facilities and, if applicable, the Existing Credit Agreement Acquisition Draw on the Closing Date shall be (i) such of the representations made by the Acquired Company in the Acquisition Agreement as are material to the interests of the Initial Lenders in their capacities as such (the “Specified Acquisition Agreement Representations”), but only to the extent that you or your affiliates have the right to terminate your or their respective obligations under the Acquisition Agreement or otherwise decline to close the Acquisition as a result of a breach of any such Specified Acquisition Agreement Representations or any such Specified Acquisition Agreement Representations not being accurate (in each case, determined without regard to any notice requirement) and (ii) the Specified Representations (as defined below) and (b) the terms of the Financing Documentation shall be in a form such that they do not impair the availability of the Facilities on the Closing Date if the conditions set forth in or referred to in this Commitment Letter are satisfied (it being understood that, to the extent any security interest in any Collateral (as defined in the Bank Term Sheet) (other than security interests that may be perfected by (x) the filing of a financing statement under the Uniform Commercial Code and (y) the delivery of certificates evidencing the equity security of each domestic subsidiary of the Parent Borrower (but, with respect to the Acquired Company and its subsidiaries, only to the extent received from the Acquired Company after use of commercially reasonable efforts to obtain such certificates) required to be pledged pursuant to the Bank Term Sheet), is not or cannot be perfected on the Closing Date, then the perfection of such security interests shall not constitute a condition precedent to the availability of the Facilities and, if applicable, the Existing Credit Agreement Acquisition Draw on the Closing Date, but instead, shall be required to be perfected after the Closing Date pursuant to arrangements and timing to be mutually agreed by the Bank Administrative Agent and the Parent Borrower acting reasonably (but not to exceed 60 days after the Closing Date, unless extended by the Bank Administrative Agent). For purposes hereof, “Specified Representations” means the representations and warranties of the Borrowers and Guarantors set forth in Financing Documentation relating to corporate status of the Borrowers and each Guarantor; corporate power and authority (as to execution, delivery and performance of the applicable Financing Documentation) of the Borrowers and the Guarantors; no violation of the Loan Parties’ organizational documents (limited to execution, delivery and performance of the Financing Documentation, incurrence of indebtedness thereunder and the granting of the guarantees and security interests in respect thereof); solvency as of the Closing Date (after giving effect to the Transactions) of the Parent Borrower and its subsidiaries on a consolidated basis (as determined pursuant to Annex D hereto); use of proceeds and Federal margin regulations; the Investment Company Act; the PATRIOT Act; the use of proceeds of the Facilities on the Closing Date not violating anti-corruption laws and sanctions; and creation, validity and, subject to the parenthetical in the immediately preceding sentence, perfection of security interests in the Collateral. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provision”.
4.Syndication; Offering Document.

(a)The Lead Arrangers intend and reserve the right, both prior to and after the Closing Date, to secure commitments for the Facilities from a syndicate of banks, financial institutions and other entities identified by the Lead Arrangers in consultation with you (such banks, financial institutions and other entities committing to the Senior Credit Facilities, including the Initial Bank Lenders, the “Bank Lenders”; such financial institutions and other entities committing to the Bridge Facility, including the Initial Bridge Lenders, the “Bridge Lenders”; and, together with the Bank Lenders, the “Lenders”) upon the terms and subject to the conditions set forth in this Commitment Letter. Until the earlier of (i) the date that a Successful Syndication (as defined in the A&R Fee Letter) is achieved and (ii) the date that is 60 days following the Closing Date (the “Syndication Date”), you agree to, and will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company to, assist us actively in achieving a syndication of the Facilities that is satisfactory to us and you. To assist us in our syndication efforts and the arrangement of the Amendments, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause appropriate members of management of the Acquired Company and its representatives and advisors to, (i) provide promptly to the Commitment Parties and the other prospective Lenders upon request all information reasonably deemed necessary by the Lead Arrangers to assist the Lead Arrangers and each prospective Lender in their evaluation of the Transactions and to complete the syndication and arrangement

(including, without limitation, projections prepared by your management of balance sheets, income statements and cash flow statements of you and your subsidiaries for such periods after the Closing Date and during the term of the Facilities as are requested by the Lead Arrangers), (ii) make your senior management available to existing Lenders (as defined in the Existing Credit Agreement; the “Existing Lenders”) and prospective Lenders on reasonable prior notice and at reasonable times and places, (iii) host, with the Lead Arrangers, one or more meetings and/or calls with Existing Lenders and prospective Lenders at mutually agreed times and locations, (iv) assist, and cause your affiliates and advisors to assist, the Lead Arrangers in the preparation of one or more confidential information memoranda and other marketing materials in form and substance reasonably satisfactory to the Lead Arrangers to be used in connection with the syndication and the arrangement, (v) use commercially reasonable efforts to ensure that the syndication and arrangement efforts of the Lead Arrangers benefit materially from the existing lending relationships of the Parent Borrower, (vi) use commercially reasonable efforts to obtain, at the Parent Borrower’s expense, (A) a current public corporate credit rating of the Parent Borrower from S&P Global Ratings, a segment of S&P Global Inc. (“S&P”), (B) a current public corporate family rating of the Parent Borrower from Moody’s Investors Service, Inc. (“Moody’s”) and (C) a current public rating with respect to each of the Facilities and the Notes from each of S&P and Moody’s, in each case, prior to the commencement of the Compliance Period (as defined in Annex C hereto) and to participate actively in the process of securing such ratings, including having your senior management meet with such rating agencies and (vii) your ensuring (and, to the extent consistent with the terms of the Acquisition Agreement, using your commercially reasonable efforts to cause the Acquired Company to ensure) that prior to the later of the Closing Date and the Syndication Date there will be no competing issues, offerings, placements, arrangements or syndications of debt securities or commercial bank or other credit facilities by or on behalf of you or your subsidiaries or the Acquired Company and its subsidiaries, being offered, placed or arranged (other than the Facilities and the Notes) without the written consent of the Lead Arrangers, unless such issuance, offering, placement, arrangement or syndication could not reasonably be expected, in the reasonable discretion of the Lead Arrangers, to materially impair the syndication of the Facilities or the arrangement of the Amendments (it being understood that indebtedness incurred in the ordinary course of business of the Parent Borrower, the Acquired Company and their respective subsidiaries for capital expenditures and working capital purposes will not materially impair the syndication of the Facilities or the arrangement of the Amendments).

(b)The Lead Arrangers and/or one or more of their respective affiliates will exclusively manage all aspects of the syndication of the Facilities and the arrangement of the Amendments (in consultation with you and consistent with the terms of this Commitment Letter), including decisions as to the selection and number of prospective Lenders to be approached, when they will be approached, whose commitments will be accepted, any titles offered to the Lenders and the final allocations of the commitments and any related fees among the Lenders, and the Lead Arrangers will exclusively perform all functions and exercise all authority as is customarily performed and exercised in such capacities; provided that any Lender from which commitments have been accepted shall be reasonably acceptable to you. Notwithstanding the Lead Arrangers’ rights to syndicate the Facilities and receive commitments with respect thereto, (i) neither the Initial Lenders nor the Consenting Lenders shall be relieved or released from their respective obligations hereunder (including their respective obligations to fund the Facilities on the Closing Date) in connection with any syndication, assignment or participation in the Facilities, including their respective Commitments, until the initial funding under the Facilities has occurred on the Closing Date has occurred, (ii) no assignment by any Initial Lender or any Consenting Lender shall become effective with respect to all or any portion of such Initial Lender’s or Consenting Lender’s Commitments until the initial funding of the Facilities (except to the extent that Notes are issued and paid for in lieu of the Bridge Facility or a portion thereof), (iii) unless you and we agree in writing, each Initial Lender will retain exclusive control over all rights and obligations with respect to its Commitments in respect of the Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred and (iv) the Lead Arrangers will not syndicate to (A) those banks, financial institutions and other institutional lenders separately identified (by legal entity name) in writing by you to us on or prior to the date of this Commitment Letter, (B) any other Person (as defined in the Existing Credit Agreement) determined by the Parent Borrower to be competitors of the Parent Borrower, the Acquired Company or any of their respective subsidiaries and which are specifically identified by the Parent Borrower by written notice to the Bank Administrative Agent or the Bridge Administrative Agent, as applicable, or (C) in the case of the foregoing clauses (A) and (B), any of such Person’s Affiliates (as defined in the Existing Credit Agreement) to the extent that such Affiliates are reasonably identifiable as Affiliates based solely on the similarity of such Affiliates’ names and are not bona fide debt investment funds (collectively, the “Disqualified Institutions”).

(c)You shall deliver to the Lead Arrangers, (i) with respect to the Parent Borrower and its subsidiaries, (A) audited consolidated balance sheets and related consolidated statements of income, comprehensive income, shareholder’s equity and cash flows for the three most recently completed fiscal years ended at least 90 days prior to the Closing Date and (B) unaudited consolidated balance sheets and related consolidated statements of income, comprehensive income, shareholder’s equity and cash flows for each interim fiscal quarter ended since the last audited financial statements and at least 45 days prior to the Closing Date and for each comparable period in the preceding fiscal year. You shall also deliver to the Lead Arrangers a pro forma consolidated balance sheet and related pro forma consolidated statements of income and cash flows of the Parent Borrower for the twelve-month period ending on the last day of the most recent fiscal quarter ending at least 45 days before the Closing Date (or 90 days before such date if such fiscal quarter is the last fiscal quarter in the Parent Borrower’s fiscal year), prepared after giving pro forma effect to each element of the Transactions as if the Transactions had occurred on the last day of such four quarter period (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements).

(d)You will engage one or more investment banks satisfactory to the Lead Arrangers (collectively, the “Investment Bank”) to publicly sell or privately place the Notes and you will provide to the Investment Bank and the Lead Arrangers, during the entirety of the Compliance Period (as defined in Annex C hereto), a preliminary offering memorandum or preliminary private placement memorandum (collectively, an “Offering Document”) suitable for use in a customary high-yield road show relating to the issuance of the Notes, which contains all audited and unaudited historical and pro forma financial statements and other data to be included therein (including other financial data of the type and form customarily included in offering memoranda for a Rule 144A offering) (which financial statements and other data, for the avoidance of doubt, in no event shall require financial information otherwise required by Rule 3-05 (other than the financial statements of the Acquired Company), Rule 3-09, Rule 3-10 (other than customary guarantor and non-guarantor information with respect to sales, EBITDA, liabilities and/or assets, but not of the Acquired Company) and Rule 3-16 of Regulation S-X or “segment reporting” for the Acquired Company or any Compensation Discussion and Analysis required by Item 402 of Regulation S-K and information regarding executive compensation related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A (other than customary disclosure with respect to material related party transactions) or any other information customarily excluded for an offering memorandum for non-convertible high yield bonds pursuant to Rule 144A) or that would be necessary for the Investment Bank to receive customary “comfort” (including “negative assurance” comfort) from independent accountants and customary legal opinions in connection with the offering of the Notes. You agree that the comfort letters to be provided by the independent accountants of the Parent Borrower and the Acquired Company in connection with the Offering Document shall be in usual and customary form (including satisfying the requirements of SAS 72), and that the auditors shall be prepared to deliver such letters at the pricing date, and shall cover both the financial statements of the Parent Borrower and the Acquired Company as well as financial data derived from the books and records of the Parent Borrower and the Acquired Company included in such Offering Document. You further agree to ensure that the independent accountants of the Parent Borrower shall have, and will use commercially reasonable efforts to ensure that the independent accountants of the Acquired Company shall also have, (i) consented to the inclusion in the Offering Document of the audited financial statements of the Parent Borrower and the Acquired Company contained therein and (ii) cooperated in preparing the Offering Document, including participating in standard due diligence in connection therewith as well as cooperated in preparing the pro forma financials for the Acquisition. It is understood and agreed that, so long as the condition set forth in paragraph 11 of Annex C hereto has been satisfied, your failure to comply with the provisions of Section 4(c) or this Section 4(d) shall constitute an “OM Delivery Failure Event”.

(e)Without limiting your obligations to assist with the syndication efforts and to deliver the financial statements and Offering Document as set forth in this Section 4, it is understood that the Commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Facilities, the obtaining of any rating from S&P or Moody’s or the requirements under clauses (c) and (d) of this Section 4 and in no event shall the successful completion of the syndication of the Facilities or the delivery requirements under clauses (c) and (d) of this Section 4 constitute a condition to the availability of the Facilities on the Closing Date.

5.Information.

(a)You represent, warrant and covenant that (i) all written information and written data (other than the Projections, as defined below, other forward-looking information and information of a general economic or industry specific nature) concerning the Parent Borrower, the Acquired Company and their respective subsidiaries and the Transactions that has been or will be made available to the Commitment Parties or the prospective Lenders by you or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Information”), when taken as a whole, (x) is, and in the case of Information made available after the date hereof, will be complete and correct in all material respects when furnished to the Commitment Parties and (y) does not, and in the case of Information made available after the date hereof, will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made and after giving effect to any supplements thereto, not misleading and (ii) all financial projections concerning the Parent Borrower, the Acquired Company and their respective subsidiaries, taking into account the consummation of the Transactions, that have been or will be made available to the Commitment Parties or the prospective Lenders by you or any of your representatives, subsidiaries or affiliates (or on your or their behalf) (the “Projections”) have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made available to the Commitment Parties or the prospective Lenders, it being understood that such Projections are not to be viewed as facts and that actual results may vary materially from the Projections and there can be no assurance that the results therein will be realized. You agree that if, at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties contained in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations are correct in all respects under those circumstances. Solely as they relate to matters with respect to the Acquired Company and its subsidiaries, the foregoing representations, prior to the Closing Date warranties and covenants are made to the best of your knowledge. The Commitment Parties will be entitled to use and rely upon, without responsibility to verify independently, the Information and the Projections. You acknowledge that the Commitment Parties may share with any of their respective affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and the Commitment Parties), and such affiliates may share with the Commitment Parties, any information related to you, the Acquired Company or any of your or their respective subsidiaries or affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby.

(b)You acknowledge that (i) the Lead Commitment Parties will make available, on your behalf, the Information, Projections and other marketing materials and presentations, including the confidential information memoranda (collectively, the “Informational Materials”), to the Existing Lenders and the prospective Lenders by posting the Informational Materials on SyndTrak Online or by other similar electronic means (collectively, the “Electronic Means”) and (ii) certain Existing Lenders and prospective Lenders may be “public side” (i.e., lenders that have personnel that do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Parent Borrower, the Acquired Company, the Seller or any of their respective subsidiaries or affiliates or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such entities’ securities (such Existing Lenders and prospective Lenders, “Public Lenders”)). At the request of the Lead Arrangers, (A) you will assist, and cause your affiliates, advisors and, to the extent possible using commercially reasonable efforts, appropriate representatives of the Acquired Company to assist, the Lead Arrangers in the preparation of Informational Materials to be used in connection with the syndication of the Facilities to Public Lenders, which will not contain MNPI (the “Public Informational Materials”), (B) you will identify and conspicuously mark any Public Informational Materials “PUBLIC”, and (C) you will identify and conspicuously mark any Informational Materials that include any MNPI as “PRIVATE AND CONFIDENTIAL”. Notwithstanding the foregoing, provided that you have been given a reasonable opportunity to review such documents prior to any distribution, you agree that the Lead Commitment Parties may distribute the following documents to all Existing Lenders and prospective Lenders (including the Public Lenders) on your behalf, unless you advise the Lead Commitment Parties in writing (including by email) within a reasonable time prior to their intended distributions that such material should not be distributed to Public Lenders: (w) administrative materials for Existing Lenders and prospective Lenders such as lender meeting invitations and funding and closing memoranda, (x) notifications of changes in the terms of the Facilities and the Amendments, (y) financial information regarding the Parent Borrower and its subsidiaries (other than the Projections and other non public financial information) and (z) other materials intended for Existing Lenders and prospective Lenders after the initial distribution of the Informational Materials, including drafts and final versions of the Term Sheets and the Financing Documentation. If you advise us in writing (including by email) that any of the foregoing items (other than the Financing Documentation) should not be distributed to Public Lenders, then we will not distribute such materials to Public Lenders without further discussions with you. Before distribution of any Informational Materials to Existing Lenders or prospective Lenders, you shall provide us with a customary letter authorizing the dissemination of the Informational Materials and confirming the accuracy and completeness in all material respects of the information contained therein and, in the case of Public Informational Materials, confirming the absence of MNPI therefrom.

(c)You hereby authorize the Lead Arrangers to download copies of the Parent Borrower’s trademark logos from its website and post copies thereof on the SyndTrak site or similar workspace established by the Lead Arrangers to syndicate the Facilities and use the logos on any confidential information memoranda, presentations and other marketing materials prepared in connection with the syndication of the Facilities or in any advertisements (to which you consent, such consent not to be unreasonably withheld) that we may place after the closing of the Facilities in financial and other newspapers, journals, the World Wide Web, home page or otherwise, at their own expense describing its services to the Parent Borrower hereunder.

6.Expenses. You agree to reimburse (a) each of the Lead Commitment Parties, from time to time on demand, for all reasonable out-of-pocket costs and expenses of the Lead Commitment Parties, including, without limitation, reasonable legal fees and expenses, due diligence expenses and all printing, reproduction, document delivery, travel, CUSIP, SyndTrak and communication costs, incurred in connection with the syndication and execution of the Facilities and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Fee Letters, the Financing Documentation (as defined in the Conditions Annex) and any security arrangements in connection therewith regardless of whether the Closing Date occurs, and (b) each of the Commitment Parties, from time to time on demand, for all reasonable out-of-pocket costs and expenses of the Commitment Parties, including, without limitation, reasonable legal fees and expenses, incurred in connection with the enforcement of this Commitment Letter, the Fee Letters, the Financing Documentation and any security arrangements in connection therewith regardless of whether the Closing Date occurs.

7.Fees. As consideration for the commitments and agreements of the Commitment Parties hereunder, you agree to cause to be paid the nonrefundable fees described in the Fee Letters on the terms and subject to the conditions set forth therein.

8.Indemnification. You agree to indemnify and hold harmless the Commitment Parties and each of their respective affiliates, directors, officers, employees, partners, representatives, advisors and agents and each of their respective heirs, successors and assigns (each, an “Indemnified Party”) from and against any and all actions, suits, losses, claims, damages, penalties, liabilities and expenses of any kind or nature (including legal expenses), joint or several, to which such Indemnified Party may become subject or that may be incurred or asserted or awarded against such Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any matters contemplated by the Original Commitment Letter, this Commitment Letter, the Transactions, or any related transaction (including, without limitation, the execution and delivery of the Original Commitment Letter, this Commitment Letter, the Financing Documentation, the documentation for debt financing issued for the purpose of refinancing all or a portion of the Facilities (the “Permanent Financing”) and the closing of the Transactions) or (b) the use or the contemplated use of the proceeds of the Facilities, and will reimburse each Indemnified Party for all out-of-pocket expenses (including reasonable attorneys’ fees, expenses and charges) on demand as they are incurred in connection with any of the foregoing; provided that no Indemnified Party will have any right to indemnification for any of the foregoing to the extent resulting from (i) such Indemnified Party’s own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment, (ii) a material breach in bad faith of the funding obligations or consent obligations of such Indemnified Party under this Commitment Letter as determined by a court of competent jurisdiction in a final non-appealable judgment, or (iii) any dispute solely among

Indemnified Parties that does not involve any act or omission by you or any of your affiliates, other than any claims against any Lead Commitment Party in its capacity or in fulfilling its role as an administrative agent or arranger or any similar role hereunder or under the Facilities. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. No Indemnified Party will be liable for any indirect, consequential, special or punitive damages in connection with the Original Commitment Letter, this Commitment Letter, the Fee Letters, the Financing Documentation or any other element of the Transactions. No Indemnified Party will be liable to you, your affiliates or any other person for any damages arising from the use by others of Informational Materials or other materials obtained by Electronic Means, except to the extent that your damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party. You shall not, without the prior written consent of each Indemnified Party affected thereby, which consent shall not be unreasonably withheld, delayed or conditioned, settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Indemnified Party and (z) requires no action on the part of the Indemnified Party other than its consent.

9.Confidentiality.

(a)The Original Commitment Letter, each of the fee letters delivered in connection with, and at the time of, the Original Commitment Letter (the “Original Fee Letters”), this Commitment Letter and the Fee Letters (collectively, the “Commitment Documents”) and the existence and contents hereof and thereof shall be confidential and may not be disclosed, directly or indirectly, by you in whole or in part to any person without the prior written consent of the Commitment Parties party to the applicable Commitment Document, except for (i) the disclosure of the Commitment Documents on a confidential basis to your directors, officers, employees, accountants, attorneys and other professional advisors who have been advised of their obligation to maintain the confidentiality of the Commitment Documents for the purpose of evaluating, negotiating or entering into the Transactions, (ii) the disclosure of the Commitment Documents as otherwise required by law (in which case, you agree to use commercially reasonable efforts, to the extent permitted by law, to inform us promptly in advance thereof), (iii) the disclosure of the Commitment Documents on a confidential basis to the board of directors, officers and advisors of the Seller and the Acquired Company in connection with their consideration of the Acquisition (provided that any information relating to pricing (including in any “market flex” provisions that relate to pricing), fees and expenses has been redacted in a manner reasonably acceptable to us), (iv) the disclosure of the Original Commitment Letter and this Commitment Letter, but not any of the Original Fee Letters or Fee Letters, in any required filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges and (v) the disclosure of the Term Sheets to any ratings agency in connection with the Transactions. In connection with any disclosure by you to any third party as set forth above (except as set forth in clause (ii) above), you shall notify such third party of the confidential nature of the Commitment Documents and agree to be responsible for any failure by any third party to whom you disclosed the Commitment Documents or any portion thereof to maintain the confidentiality of the Commitment Documents or any portion thereof.

(b)The Commitment Parties and their respective affiliates shall use all confidential information provided to them by or on behalf of you or your affiliates in the course of the Transactions solely for the purposes of providing the services that are the subject of this Commitment Letter and shall treat all such information as confidential; provided that nothing herein shall prevent the Commitment Parties or any of their respective affiliates from disclosing any such information (i) to any Lenders (including, for purposes of this paragraph, Existing Lenders) or participants or prospective Lenders or prospective participants (provided that any such disclosure shall be made subject to the acknowledgment and acceptance by such Lender or participant or prospective Lender or prospective participant that such information is being disseminated on a confidential basis (and they shall agree to be bound to substantially the same terms as are set forth in this paragraph or as are otherwise reasonably acceptable to you and us, including as agreed in any informational memoranda or other marketing materials) in accordance with the standard syndication processes of the Commitment Parties or customary market standard for dissemination of such type of information), (ii) pursuant to the order of any court or administrative agency or in any judicial or administrative proceeding or as otherwise required by law or compulsory legal process (in which case the applicable Commitment Party shall use commercially reasonable efforts to promptly notify you, in advance, to the extent practicable and permitted by law), (iii) upon the request or demand of any regulatory authority having jurisdiction over any of the Commitment Parties (in which case the applicable Commitment Party shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent practicable and permitted by law), (iv) to respective affiliates of any Commitment Party involved in the Transactions and their and their affiliates’ respective directors, officers, employees, accountants, attorneys, agents and other professional advisors (collectively, “Representatives”) on a need-to-know basis who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (v) to ratings agencies in connection with the Transactions, (vi) to the extent that such information is independently developed by the Commitment Parties, so long as the Commitment Parties have not otherwise breached their confidentiality obligations hereunder and have not developed such information based on information received from a third party that to their knowledge has breached confidentiality obligations owing to you, (vii) to the extent any such information becomes publicly available other than by reason of disclosure by any Commitment Party in breach of this provision, (viii) to the extent that such information is received by a Commitment Party or an affiliate of a Commitment Party from a third party that is not to its knowledge subject to confidentiality obligations to you or your affiliates, (ix) for purposes of establishing a “due diligence” defense, (x) in connection with the exercise of any remedies hereunder, any action or proceeding relating to the Commitment Documents or the enforcement of rights thereunder, or (xi) with your prior written consent. In addition, each Lead Commitment Party may disclose the existence of the Original Commitment Letter and/or this Commitment Letter and the information about the Facilities to market data collectors, similar services providers to the lending industry, and service providers to the Lead Commitment Parties in connection with the administration and management of the Facilities. The provisions of this paragraph with respect to the Commitment Parties and their respective affiliates shall automatically terminate on the earlier of (x) one year following the date of the Original Commitment Letter and (y) the execution of the definitive documentation for the Senior Credit Facilities and the Bridge Facility, as applicable (in which case, the confidentiality provisions in the definitive documentation shall supersede the provisions of this paragraph). The terms of this paragraph shall supersede all prior confidentiality or non-disclosure agreements and understandings between you and the Commitment Parties relating the Transactions.

(c)The Lead Commitment Parties shall be permitted to use information related to the syndication and arrangement of the Facilities in connection with obtaining a CUSIP number, marketing, press releases or other transactional announcements or updates provided to investor or trade publications, subject to confidentiality obligations or disclosure restrictions reasonably requested by you. Prior to the Closing Date, the Lead Commitment Parties shall have the right to review and approve any public announcement or public filing made by you, the Acquired Company or your or their respective representatives relating to the Facilities or to any of the Lead Commitment Parties in connection therewith, before any such announcement or filing is made (such approval not to be unreasonably withheld or delayed).

10.PATRIOT Act and Beneficial Ownership Regulation Notification. The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Improvement and Reauthorization Act (Pub. L. 109-177) (the “PATRIOT Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), each of them is required to obtain, verify and record information that identifies you and any additional Loan Parties, which information includes your and their respective names, addresses, tax identification numbers and other information that will allow the Commitment Parties and the other Existing Lenders and prospective Lenders to identify you and such other parties in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the PATRIOT Act and the Beneficial Ownership Regulation and is effective for each of us, the Existing Lenders and the prospective Lenders.

11.Other Services.

(a)Nothing contained herein shall limit or preclude the Commitment Parties or any of their respective affiliates from carrying on any business with, providing banking or other financial services to, or from participating in any capacity, including as an equity investor, in any party whatsoever, including, without limitation, any competitor, supplier or customer of you, the Seller, the Acquired Company or any of your or their respective affiliates, or any other party that may have interests different than or adverse to such parties.

(b)You acknowledge that each Lead Arranger and its affiliates (the term “Lead Arranger” as used in this section being understood to include such affiliates) and each Initial Lender and its affiliates (the term “Initial Lender” as used in this section being understood to include such affiliates) (i) may be providing debt financing, equity capital or other services (including financial advisory services) to other entities and persons with which you, the Seller, the Acquired Company or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise, (ii) may act, without violation of its contractual obligations to you, as it deems appropriate with respect to such other entities or persons, and (iii) have no obligation in connection with the Transactions to use, or to furnish to you, the Seller, the Acquired Company or your or their respective affiliates or subsidiaries, confidential information obtained from other entities or persons.

(c)In connection with all aspects of the Transactions, you acknowledge and agree that: (i) the Facilities and any related arranging or other services contemplated in this Commitment Letter constitute an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, and you are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the Transactions, (ii) in connection with the process leading to the Transactions, each of the Commitment Parties is and has been acting solely as a principal and not as a financial advisor, agent or fiduciary, for you, the Acquired Company or any of your or their respective management, affiliates, equity holders, directors, officers, employees, creditors or any other party, (iii) no Commitment Party or any affiliate thereof has assumed or will assume an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the Transactions or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising you or your affiliates or the Acquired Company or its affiliates on other matters) and no Commitment Party has any obligation to you or your affiliates with respect to the Transactions except those obligations expressly set forth in the Commitment Documents, (iv) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates and no Commitment Party shall have any obligation to disclose any of such interests, and (v) no Commitment Party has provided any legal, accounting, regulatory or tax advice with respect to any of the Transactions and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. To the fullest extent permitted by law, you hereby agree not to assert any claims that you may have against any Commitment Party or any of their respective affiliates with respect to any breach or alleged breach of agency, fiduciary duty or conflict of interest.

(d)As you know, Goldman Sachs & Co. LLC has been retained by the Parent Borrower (or one of its affiliates) as financial advisor (in such capacity, the “Financial Advisor”) in connection with the Acquisition. You agree to such retention, and further agree not to assert any claim you might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from the engagement of the Financial Advisor, on the one hand, and the Commitment Parties and their respective affiliates’ relationships with you as described and referred to herein, on the other. Each of the Commitment Parties hereto acknowledges (i) the retention of Goldman Sachs & Co. LLC as the Financial Advisor and (ii) that such relationship does not create any fiduciary duties or fiduciary responsibilities to such Commitment Party on the part of GS or its affiliates.

12.Acceptance/Expiration of Commitments. The commitments and agreements of the Initial Lenders and the undertakings of the Lead Arrangers set forth herein will automatically terminate without further action or notice upon the earliest to occur of (i) consummation of the Acquisition (with or without the use of the Senior Credit Facilities), (ii) termination of the Acquisition Agreement in accordance with its terms, (iii) the date that is five business days after the “Termination Date” (as defined in the Acquisition Agreement) as extended pursuant to the terms of the Acquisition

Agreement and (iv) 5:00 p.m. (Eastern Time) on September 20, 2019, if the Closing Date shall not have occurred by such time.

13.Survival. The sections of this Commitment Letter and the Fee Letters relating to “Expenses”, “Indemnification”, “Confidentiality”, “Other Services”, “Survival”, “Governing Law” and “Miscellaneous” shall survive any termination or expiration of this Commitment Letter, the Commitments and agreements of the Initial Lenders or the undertakings of the Lead Arrangers set forth herein (regardless of whether definitive Financing Documentation is executed and delivered), and the sections relating to “Syndication” and “Information” shall survive until the completion of the syndication of the Facilities; provided that your obligations under this Commitment Letter (other than your obligations with respect to the sections of this Commitment Letter relating to “Syndication”, “Information”, “Confidentiality”, “Other Services”, “Survival” and “Governing Law”) shall be superseded by the provisions of the Financing Documentation upon the initial funding thereunder.

14.Governing Law. THIS COMMITMENT LETTER AND THE FEE LETTERS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF OR THEREOF), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REFERENCE TO ANY OTHER CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT ANY DETERMINATIONS AS TO (X) WHETHER ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATIONS HAVE BEEN BREACHED AND (Y) WHETHER A MATERIAL ADVERSE EFFECT (AS DEFINED IN THE CONDITIONS ANNEX) HAS OCCURRED, SHALL, IN EACH CASE BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS COMMITMENT LETTER OR ANY FEE LETTER. With respect to any suit, action or proceeding arising in respect of this Commitment Letter or the Fee Letters or any of the matters contemplated hereby or thereby, the parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any state or federal court located in the Borough of Manhattan in the City of New York, and irrevocably and unconditionally waive any objection to the laying of venue of such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding has been brought in an inconvenient forum. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to you or each of the Commitment Parties will be effective service of process against such party for any action or proceeding relating to any such dispute. A final judgment in any such action or proceeding may be enforced in any other courts with jurisdiction over you or each of the Commitment Parties.

15.Miscellaneous. This Commitment Letter and the Fee Letters embody the entire agreement and understanding among the Commitment Parties and you and your affiliates with respect to the specific matters set forth above and supersede all prior agreements and understandings relating to the subject matter hereof. No person has been authorized by any of the Commitment Parties to make any oral or written statements inconsistent with this Commitment Letter or any Fee Letter. This Commitment Letter and the Fee Letters shall not be assignable by any party hereto without the prior written consent of the other parties hereto (except by the Commitment Parties as contemplated by Section 2; provided that (x) GS may assign its commitments in respect of the Facilities hereunder to Goldman Sachs Lending Partners LLC; (y) MLPFS may, without notice to the parties hereto, assign its rights and obligations under this Commitment Letter and the Fee Letters to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Commitment Letter; and (z) any Commitment Party may perform the services described herein through any of their respective affiliates or branches (including, in the case of JPMorgan, J.P. Morgan Securities LLC)), and any purported assignment without such consent shall be void. This Commitment Letter and the Fee Letters are not intended to benefit or create any rights in favor of any person other than the parties hereto, the prospective Lenders and, with respect to indemnification, each Indemnified Party. This Commitment Letter and the Fee Letters may be executed in separate counterparts and delivery of an executed signature page of this Commitment Letter and the Fee Letters by facsimile or electronic mail shall be effective as delivery of manually executed counterpart hereof; provided that, upon the request of any party hereto, such facsimile transmission or electronic mail transmission shall be promptly followed by the original thereof. This Commitment Letter and the Fee Letters may only be amended, modified or superseded by an agreement in writing signed by each of you and the Commitment Parties, and shall remain in full force and effect and not be superseded by any other documentation unless such other documentation is signed by each of the parties hereto and expressly states that this Commitment Letter is superseded thereby.

By signing this Commitment Letter, each of the parties hereto hereby acknowledges and agrees that Commitment Parties are offering to provide (a) the Senior Credit Facilities separate and apart from Commitment Parties’ offer to provide the Bridge Facility and (b) the Bridge Facility separate and apart from the Commitment Parties’ offer to provide the Senior Credit Facilities.
[Signature Pages Follow]

If you are in agreement with the foregoing, please indicate acceptance of the terms hereof by signing the enclosed counterpart of this Commitment Letter and returning it to the Lead Arrangers, together with executed counterparts of the Fee Letters.
Sincerely,
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    /s/ Andrew G. Payne
Name: Andrew G. Payne
Title: Director
WELLS FARGO SECURITIES, LLC
By:    /s/ Scott Joyce
Name: Scott Joyce
Title: Managing Director

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JPMORGAN CHASE BANK, N.A.
By:    /s/ Lisa Whatley
Name: Lisa Whatley
Title: Managing Director

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GOLDMAN SACHS BANK USA
By:    /s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

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BANK OF AMERICA, N.A.
By:    /s/ Mark W. Kushemba
Name: Mark W. Kushemba
Title: Managing Director

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MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:    /s/ Mark W. Kushemba
Name: Mark W. Kushemba
Title: Managing Director

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CITIZENS BANK, N.A.
By:    /s/ Victor Notaro
Name: Victor Notaro
Title: Senior Vice President

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COÖPERATIVE RABOBANK U.A., NEW YORK BRANCH
By:    /s/ Pieter van der Werff
Name: Pieter van der Werff
Title: Vice President
By:    /s/ Christopher Hartofilis
Name: Christopher Hartofilis
Title: Executive Director

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ING BANK N.V., DUBLIN BRANCH
By:    /s/ Sean Hassett
Name: Sean Hassett
Title: Director
By:    /s/ Ciaran Dunne
Name: Ciaran Dunne
Title: Director

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MUFG BANK, LTD.
By:    /s/ Alex Mautone
Name: Alex Mautone
Title: Director

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THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:    /s/ Jeff Paterson
Name: Jeff Paterson
Title: Managing Director

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U.S. BANK NATIONAL ASSOCIATION
By:    /s/ Robert P. Anderson
Name: Robert P. Anderson
Title: Vice President

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Agreed to and accepted as of the date first
above written:
GREIF, INC.
By:    /s/ David Lloyd
Name: David Lloyd
Title: VP, Corporate Controller and Treasurer

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